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                                                                   EXHIBIT 10.35

                               OPERATING AGREEMENT

                                  BY AND AMONG

                           CAT BOND INVESTORS, L.L.C.

                   PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY

                                       AND

                                PXRE CORPORATION

                          EFFECTIVE AS OF JUNE 9, 1997



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                                TABLE OF CONTENTS

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ARTICLE 1           DEFINITIONS...................................................................................1
         Section 1.1.        Affiliate............................................................................1
         Section 1.2.        Arbitration..........................................................................2
         Section 1.3.        Arbitration Notice...................................................................2
         Section 1.4.        Available Member's Interest..........................................................2
         Section 1.5.        Budget...............................................................................2
         Section 1.6.        Business Day.........................................................................2
         Section 1.7.        Business Plan........................................................................2
         Section 1.8.        Buy/Sell Offer.......................................................................2
         Section 1.9.        Capital Account......................................................................2
         Section 1.10.       Capital Contribution.................................................................2
         Section 1.11.       Catastrophe Bonds....................................................................2
         Section 1.12.       Certificate..........................................................................2
         Section 1.13.       Code.................................................................................2
         Section 1.14.       Company..............................................................................2
         Section 1.15.       Company Notice.......................................................................2
         Section 1.16.       Company Option.......................................................................3
         Section 1.17.       Company Option Period................................................................3
         Section 1.18.       Confidential Material................................................................3
         Section 1.19.       Designated Investment................................................................3
         Section 1.20.       Dispute..............................................................................3
         Section 1.21.       Distribution.........................................................................3
         Section 1.22.       Electing Member......................................................................3
         Section 1.23.       Exercising Member....................................................................3
         Section 1.24.       Fiscal Year..........................................................................3
         Section 1.25.       Initial Capital Contribution.........................................................3
         Section 1.26.       Interest.............................................................................3
         Section 1.27.       Interested Person....................................................................3
         Section 1.28.       IRS..................................................................................3
         Section 1.29.       LLC Act..............................................................................4
         Section 1.30.       Majority in Interest of the Members..................................................4
         Section 1.31.       Member...............................................................................4
         Section 1.32.       Member Option Period.................................................................4
         Section 1.33.       Net Profits..........................................................................4
         Section 1.34.       Net Losses...........................................................................4
         Section 1.35.       Non-selling Members..................................................................4
         Section 1.36.       Notice of Election...................................................................4
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         Section 1.37.       Notice of Offer......................................................................4
         Section 1.38.       Offer................................................................................4
         Section 1.39.       Operating Agreement..................................................................4
         Section 1.40.       PDPC Fees............................................................................4
         Section 1.41.       Percentage Interest..................................................................4
         Section 1.42.       Person...............................................................................4
         Section 1.43.       Purchase Option......................................................................4
         Section 1.44.       Regulation or Regulations............................................................5
         Section 1.45.       Regulatory Allocations...............................................................5
         Section 1.46.       Securities Act.......................................................................5
         Section 1.47.       Selling Member.......................................................................5
         Section 1.48.       Special Interest.....................................................................5
         Section 1.49.       Supermajority in Interest of the Members.............................................5
         Section 1.50.       TMP..................................................................................5
         Section 1.51.       Total Commitment.....................................................................5
         Section 1.52.       Transfer or Transferred..............................................................5

ARTICLE 2           THE COMPANY AND ITS BUSINESS..................................................................5
         Section 2.1.        Formation............................................................................5
         Section 2.2.        Company Name.........................................................................5
         Section 2.3.        Business.............................................................................6
         Section 2.4.        Term.................................................................................6
         Section 2.5.        Registered Agent and Office..........................................................6
         Section 2.6.        Other Offices........................................................................6
         Section 2.7.        Fiscal Year..........................................................................6
         Section 2.8.        Members..............................................................................6

ARTICLE 3           MANAGEMENT OF COMPANY BUSINESS;
                    POWERS OF MEMBERS.............................................................................7
         Section 3.1.        Management and Control...............................................................7
         Section 3.2.        Personal Liability...................................................................7
         Section 3.3.        Interested Members...................................................................7
         Section 3.4.        Supermajority Voting Requirements....................................................8
         Section 3.5.        Disposition of Designated Investments................................................9

ARTICLE 4           OFFICERS......................................................................................9
         Section 4.1.        Officers.............................................................................9
         Section 4.2.        Election, Term of Office and Resignations...........................................10
         Section 4.3.        Subordinate Officers, Committees and Agents.........................................10
         Section 4.4.        Removal of Officers and Agents......................................................10
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         Section 4.5.        Vacancies...........................................................................11
         Section 4.6.        Authority and Duties of Officers....................................................11
         Section 4.7.        The General Managers................................................................11
         Section 4.8.        The Managers........................................................................11
         Section 4.9.        The Secretary.......................................................................11
         Section 4.10.       The Treasurer.......................................................................11
         Section 4.11.       Salaries............................................................................11

ARTICLE 5           CAPITAL CONTRIBUTIONS........................................................................12
         Section 5.1.        Total Commitments...................................................................12
         Section 5.2.        Initial Capital Contributions.......................................................12
         Section 5.3.        Additional Capital Contributions....................................................12
         Section 5.4.        No Interest on Capital Contributions................................................12
         Section 5.5.        Return of Capital Contributions.....................................................13
         Section 5.6.        Additional Members..................................................................13
         Section 5.7.        Special Interests...................................................................13

ARTICLE 6           CAPITAL ACCOUNTS; ALLOCATIONS................................................................13
         Section 6.1.        Capital Accounts....................................................................13
         Section 6.2.        General Allocations of Net Profits and Net Losses...................................14
         Section 6.3.        Special Allocations.................................................................15
         Section 6.4.        Profits and Losses from Designated Investments......................................18

ARTICLE 7           DISTRIBUTIONS TO MEMBERS.....................................................................18
         Section 7.1.        Distributions.......................................................................18
         Section 7.2.        Distributions Respecting a Special Interest.........................................18

ARTICLE 8           MEMBERSHIP STRUCTURE.........................................................................19
         Section 8.1.        Admission of Members................................................................19
         Section 8.2.        Classes and Rights; Member List.....................................................19

ARTICLE 9           MEETINGS OF AND VOTING BY MEMBERS............................................................20
         Section 9.1.        Annual and Regular Meetings.........................................................20
         Section 9.2.        Special Meetings....................................................................20
         Section 9.3.        Waiver of Notice....................................................................20
         Section 9.4.        Quorum and Voting...................................................................20
         Section 9.5.        Action Without a Meeting............................................................20

ARTICLE 10          TRANSFER OF INTERESTS AND WITHDRAWALS OF MEMBERS.............................................21
         Section 10.1.       Limitations on Transfers of  Memberships............................................21
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         Section 10.2.       Permitted Transfers.................................................................21
         Section 10.3.       Compliance with Additional Requirements.............................................22
         Section 10.4.       Reasonableness of Limitations.......................................................22
         Section 10.5.       No Transfer of Special Interests....................................................22

ARTICLE 11          FINANCIAL, TAX AND OTHER MATTERS.............................................................23
         Section 11.1.       Business Transactions of Member with the Company....................................23
         Section 11.2.       Liability to Third Parties..........................................................23
         Section 11.3.       Budget and Business Plan............................................................23
         Section 11.4.       Access to Information; Records......................................................24
         Section 11.5.       Checks..............................................................................24
         Section 11.6.       Contracts...........................................................................25
         Section 11.7.       Deposits............................................................................25
         Section 11.8.       Tax Matters Partner.................................................................25
         Section 11.9.       Tax Returns.........................................................................26
         Section 11.10.      Elections...........................................................................27
         Section 11.11.      Appointment of Accountants and Legal Counsel........................................27
         Section 11.12.      Notice of Regulatory Inquiries, etc.................................................27

ARTICLE 12          INDEMNIFICATION OF OFFICERS AND
                    OTHER AUTHORIZED REPRESENTATIVES.............................................................27
         Section 12.1.       Scope of Indemnification............................................................27
         Section 12.2.       Proceedings Initiated by Indemnified Representatives................................29
         Section 12.3.       Advancing Expenses..................................................................29
         Section 12.4.       Securing of Indemnification Obligations.............................................29
         Section 12.5.       Payment of Indemnification..........................................................29
         Section 12.6.       Contribution........................................................................30
         Section 12.7.       Mandatory Indemnification of Members, Officers, etc.................................30
         Section 12.8.       Contract Rights; Amendment or Repeal................................................30
         Section 12.9.       Scope of Article....................................................................30
         Section 12.10.      Reliance on Provisions..............................................................30
         Section 12.11.      Interpretation......................................................................30

ARTICLE 13          DISSOLUTION..................................................................................30
         Section 13.1.       Dissolution.........................................................................30
         Section 13.2.       Events of Bankruptcy of Member......................................................31
         Section 13.3.       Judicial Dissolution................................................................31
         Section 13.4.       Winding Up..........................................................................32
         Section 13.5.       Distributions Upon Dissolution and Termination......................................32
         Section 13.6.       Cancellation of Certificate.........................................................32
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ARTICLE 14          DISPUTE RESOLUTION...........................................................................33
         Section 14.1.       Arbitration.........................................................................33
         Section 14.2.       Buy/Sell Arrangement................................................................33

ARTICLE 15          CONFIDENTIALITY..............................................................................34
         Section 15.1.       Confidentiality.....................................................................34

ARTICLE 16          MISCELLANEOUS................................................................................35
         Section 16.1.       Further Assurances..................................................................35
         Section 16.2.       Amendments..........................................................................35
         Section 16.3.       Representations and Warranties of the Members.......................................35
         Section 16.4.       Jurisdiction; Service of Process....................................................36
         Section 16.5.       Waiver Of Jury Trial; Remedies......................................................36
         Section 16.6.       Notices.............................................................................37
         Section 16.7.       Counterparts........................................................................38
         Section 16.8.       Governing Law.......................................................................38
         Section 16.9.       Successors and Assigns..............................................................38
         Section 16.10.      Construction; etc...................................................................38
         Section 16.11.      Entire Agreement....................................................................38
         Section 16.12.      No Right to Partition...............................................................38

Exhibit A  --       Members
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                               OPERATING AGREEMENT

                                       OF

                           CAT BOND INVESTORS, L.L.C.

                     (a Delaware Limited Liability Company)

         This OPERATING AGREEMENT, effective as of June 9, 1997, by and among CAT BOND INVESTORS, L.L.C., a Delaware limited liability company (the "Company"), PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY, a New York mutual insurance company ("PHL") and PXRE CORPORATION, a Delaware corporation ("PXRE"), PHL and PXRE being the initial members of the Company and this Operating Agreement being the "limited liability company agreement" of the Company under the Delaware Limited Liability Company Act, 6 Del. C. 'SS' 18-101 et seq., as amended, or any successor statute (the "LLC Act").

                              W I T N E S S E T H :

         WHEREAS, PHL and PXRE have agreed to organize and operate a limited liability company to serve as a fund, and to serve as a general partner and/or managing member of other entities organized, to hold, sell, trade and otherwise invest in securities and other financial instruments, all in accordance with the terms and subject to the conditions set forth in this Operating Agreement;

         WHEREAS, the Certificate of Formation of the Company (the "Certificate") was filed in the office of the Secretary of State of the State of Delaware on June 9, 1997; and

         WHEREAS, PHL and PXRE wish to set forth certain matters with respect to the conduct of the affairs of the Company.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties, intending to be legally bound, agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         Section 1.1. "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such first Person. For purposes of this definition, "control" (including, with its correlative meanings, the terms



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"controlled" and "under common control with"), as used with respect to any
Person, shall mean the right, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ownership of securities, by contract, or otherwise.

         Section 1.2. "Arbitration" has the meaning ascribed thereto in Section
14.1 hereof.

         Section 1.3. "Arbitration Notice" has the meaning ascribed thereto in
Section 14.1 hereof.

         Section 1.4. "Available Member's Interest" has the meaning ascribed thereto in Section 10.2(a) hereof.

         Section 1.5. "Budget" has the meaning ascribed thereto in Section 11.3(c) hereof.

         Section 1.6. "Business Day" means any day excluding Saturday, Sunday, and any day that is a legal holiday under the laws of the United States of America or the State of Delaware, or is a day on which banking institutions located in such State are authorized or required by law or other governmental action to close.

         Section 1.7. "Business Plan" has the meaning ascribed thereto in
Section 11.3(c) hereof.

         Section 1.8. "Buy/Sell Offer" has the meaning ascribed thereto in
Section 14.2(a) hereof.

         Section 1.9. "Capital Account" has the meaning ascribed thereto in
Section 6.1(a) hereof.

         Section 1.10. "Capital Contribution" means the amount of cash contributed by a Member to the Company, including the amount of the Company's liabilities that are assumed by the Member (other than liabilities secured by property distributed to the Member by the Company or to which such property is subject and other than increases in the Member's share of the Company's liabilities), and the fair market value of any other property contributed by the Member to the Company (net of liabilities secured by the property or to which the property is subject).

         Section 1.11. "Catastrophe Bonds" has the meaning ascribed thereto in
Section 3.4(b) hereof.

         Section 1.12. "Certificate" has the meaning ascribed thereto in the Recitals hereof.



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         Section 1.13. "Code" means the United States Internal Revenue Code of
1986, as amended from time to time, or any successor statute.

         Section 1.14. "Company" has the meaning ascribed thereto in the heading of this Operating Agreement.

         Section 1.15. "Company Notice" has the meaning ascribed thereto in
Section 10.2(b) hereof.

         Section 1.16. "Company Option" has the meaning ascribed thereto in
Section 10.2(b) hereof.

         Section 1.17. "Company Option Period" has the meaning ascribed thereto in Section 10.2(b) hereof.

         Section 1.18. "Confidential Material" has the meaning ascribed thereto in Section 15.1 hereof.

         Section 1.19. "Designated Investment" has the meaning ascribed thereto in Section 5.7 hereof.

         Section 1.20. "Dispute" has the meaning ascribed thereto in Section
14.1 hereof.

         Section 1.21. "Distribution" means the amount of cash distributed by the Company to a Member, including the amount of such Member's liabilities that are assumed by the Company (other than liabilities secured by property contributed to the Company by the Member or to which such property is subject and other than decreases in such Member's share of Company liabilities), and the fair market value of other property distributed by the Company to the Member (net of liabilities secured by the property or to which the property is subject).

         Section 1.22. "Electing Member" has the meaning ascribed thereto in
Section 14.2(a) hereof.

         Section 1.23. "Exercising Member" has the meaning ascribed thereto in
Section 14.2(a) hereof.

         Section 1.24. "Fiscal Year" has the meaning ascribed thereto in Section
2.7 hereof.

         Section 1.25. "Initial Capital Contribution" means, with respect to each member, the amount of cash and any other property to be contributed by such Member to the Company upon the execution of this Operating Agreement, as set forth opposite such Member's name under the heading "Initial Capital Contribution" on Exhibit A hereto.



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         Section 1.26. "Interest" means, with respect to each Member, its ownership interest in the Company, excluding any Special Interest of such Member.

         Section 1.27. "Interested Person" has the meaning ascribed thereto in
Section 3.3(a) hereof.

         Section 1.28. "IRS" has the meaning ascribed thereto in Section 11.8(c) hereof.

         Section 1.29. "LLC Act" has the meaning ascribed thereto in the heading of this Operating Agreement.

         Section 1.30. "Majority in Interest of the Members" means Members whose Percentage Interests represent more than 50% of the Percentage Interests of all Members.

         Section 1.31. "Member" means each Person identified as such on the signature pages to this Operating Agreement (i.e., initially PHL and PXRE) and any Person who subsequently is admitted as a Member of the Company.

         Section 1.32. "Member Option Period" has the meaning ascribed thereto in Section 10.2(c) hereof.

         Section 1.33. "Net Profits" has the meaning ascribed thereto in Section 6.2(b) hereof.

         Section 1.34. "Net Losses" has the meaning ascribed thereto in Section 6.2(b) hereof.

         Section 1.35. "Non-selling Members" has the meaning ascribed thereto in
Section 10.2(a) hereof.

         Section 1.36. "Notice of Election" has the meaning ascribed thereto in
Section 14.2(a) hereof.

         Section 1.37. "Notice of Offer" has the meaning ascribed thereto in
Section 10.2(a) hereof.

         Section 1.38. "Offer" has the meaning ascribed thereto in Section 10.2(a) hereof.

         Section 1.39. "Operating Agreement" means this Operating Agreement, including all exhibits and schedules hereto, each as may be amended from time to time.

         Section 1.40. "PDPC Fees" has the meaning ascribed thereto in Section 6.3(g) hereof.



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         Section 1.41. "Percentage Interest" means, with respect to each Member, the percentage set forth under the heading "Percentage Interest" on Exhibit A hereto, as the same may be amended from time to time.

         Section 1.42. "Person" means and includes any individual, corporation, partnership, association, limited liability company, trust, estate, or other entity.

         Section 1.43. "Purchase Option" has the meaning ascribed thereto in
Section 10.2(c) hereof.

         Section 1.44. "Regulation" or "Regulations" means one or more of the Treasury Regulations, including any temporary regulations, from time to time promulgated under the Code.

         Section 1.45. "Regulatory Allocations" has the meaning ascribed thereto in Section 6.3(g) hereof.

         Section 1.46. "Securities Act" means the Securities Act of 1933, as amended.

         Section 1.47. "Selling Member" has the meaning ascribed thereto in
Section 10.2(a) hereof.

         Section 1.48. "Special Interest" has the meaning ascribed thereto in
Section 5.7 hereof.

         Section 1.49. "Supermajority in Interest of the Members" means Members whose Percentage Interests represent more than 75% of the Percentage Interests of all Members.

         Section 1.50. "TMP" has the meaning ascribed thereto in Section 11.8 hereof.

         Section 1.51. "Total Commitment" means, with respect to each Member, the amount set forth opposite such Member's name under the heading "Total Commitment" on Exhibit A hereto, as such exhibit may be amended from time to time.

         Section 1.52. "Transfer" or "Transferred" means, with respect to an Interest, a sale, transfer, assignment, pledge, hypothecation, or other disposition of any nature of such Interest or any beneficial interest therein.



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                                    ARTICLE 2

                          THE COMPANY AND ITS BUSINESS

         Section 2.1. Formation. The Members have formed the Company pursuant to the provisions of the LLC Act and this Operating Agreement.

         Section 2.2. Company Name. The name of the Company shall be Cat Bond Investors, L.L.C. All properties of the Company shall be held, all contracts shall be made, all instruments and documents shall be executed, and all acts of the Company shall be done in the name of Cat Bond Investors, L.L.C. The Company shall have the full and exclusive ownership of and right to use the Company name. At no time during the existence of the Company, as between the Members and for the purpose of determining the Capital Account of any Member, shall any value be placed upon the Company's name, the right to its use, or to any goodwill attached thereto.

         Section 2.3. Business. The purpose of the Company is (i) to serve as a fund to hold, sell, trade and otherwise invest in securities and other financial instruments of any name and nature which exist now or are hereafter created and rights and options relating thereto, (ii) to serve as the general partner of one or more limited partnerships, and/or as the managing member of one or more limited liability companies, organized to hold, sell, trade and otherwise invest in securities and other financial instruments of any name and nature which exist now or are hereafter created and rights and options related thereto, and (iii) subject to the terms of this Operating Agreement, to carry on such other lawful business, purpose, or activity (with the exception of transacting the business of insurance as defined in 'SS' 102 and 'SS' 103 of Title 18 of the Delaware Code, or banking as defined in 'SS'126 of Title 8 of the Delaware Code) as the Members may from time to time determine. Subject to the terms of this Operating Agreement, the Company shall possess and may exercise all the powers and privileges granted by the LLC Act or by any other law, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion, or attainment of the business, purposes, or activities of the Company. The Company shall apply for, obtain and maintain in effect such licenses and authorizations as may be required for the conduct of its business.

         Section 2.4. Term. The Company commenced on the date of the filing of its Certificate with the office of the Secretary of State of the State of Delaware. The Company shall continue until terminated as hereinafter provided in
Article 13.

         Section 2.5. Registered Agent and Office. The registered agent for service of process and the registered office of the Company in the State of Delaware shall be The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, until otherwise established by an amendment to the Certificate filed with the Secretary of State of Delaware in the manner provided by law.



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         Section 2.6. Other Offices. The Company may also have offices at such other places within or without the State of Delaware as the Members may from time to time appoint or the business of the Company may require.

         Section 2.7. Fiscal Year. The fiscal year ("Fiscal Year") of the Company shall be the calendar year.

         Section 2.8. Members. The name, present mailing address and facsimile number, taxpayer identification number, Total Commitment, Initial Capital Contribution, and Percentage Interest of each Member are set forth on Exhibit A hereto.

                                    ARTICLE 3

                MANAGEMENT OF COMPANY BUSINESS; POWERS OF MEMBERS

         Section 3.1. Management and Control. The Members shall have full and complete charge of all affairs of the Company, and management and control of the operations of the Company shall be vested exclusively in the Members, who shall have the power, on behalf of and in the name of the Company, to carry out any and all of the purposes of the Company and to perform all acts and enter into and perform all contracts and other undertakings which the Members may deem necessary or advisable in furtherance thereof or incidental thereto. Any Member may at any time and from time to time designate one or more Persons to represent and act on behalf of such Member at any meeting of the Members and in any other matters relating to the Company, its business and affairs. Members shall have access to the Company's premises, properties, books, records, employees, agents, business contacts, and banking records, including without limitation, records maintained by the Company's banks.

         Section 3.2. Personal Liability. A Member shall not be personally liable, as such, for monetary damages, including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages, or expense of any nature (including, without limitation, attorneys' fees and disbursements), for any action taken, or any failure to take any action, unless (i) the Member has breached or failed to perform the duties of his position under the LLC Act, the Certificate, or this Operating Agreement; and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct, or recklessness. The provisions of the preceding sentence shall not apply to the responsibility or liability of a Member pursuant to any criminal statute.

         Section 3.3. Interested Members.

                    (a) Subject to Section 3.4, a contract or transaction between the Company and one or more of its Members or officers or between the Company and another limited liability company, corporation, partnership, joint venture, trust, or other enterprise in which one or more



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of its Members or officers are members, shareholders, directors, or officers or have a financial or other interest (any such Member or officer being an "Interested Person"), shall not be void or voidable solely for that reason, or solely because such Interested Person is present at or participates in the meeting of the Members that authorizes the contract or transaction, or solely because its votes are counted for that purpose, if (i) the material facts as to its relationship or interest and as to the contract or transaction are disclosed or are known to the Members entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of those Members; or
(ii) the contract or transaction is fair as to the Company as of the time it is authorized, approved, or ratified by the Members.

                    (b) Interested Persons may be counted in determining the presence of a quorum at a meeting of the Members which authorizes a contract or transaction as specified in subsection (a) above.

         Section 3.4. Supermajority Voting Requirements. Notwithstanding anything to the contrary in this Operating Agreement, no Member and no officer shall, unless approved by a Supermajority in Interest of the Members, undertake on behalf of the Company any of the following:

                    (a) Approving the Budget and Business Plan or any material modification thereof, including incurring any obligations or making any expenditures not provided for in the Budget or the Business Plan in excess of $10,000 in any one case or $100,000 in the aggregate in any Fiscal Year.

                    (b) Investing the Company's funds in, or liquidating the Company's holdings of, securities and other financial instruments the returns on which are determined, in whole or in part, by insured losses from catastrophic events (collectively, "Catastrophe Bonds").

                    (c) Incurring any indebtedness for borrowed money from any source, including any Member, or guaranteeing or securing any obligations of another Person except indebtedness and guarantees in the ordinary course of the Company's business (including, but not limited to, margin arrangements).

                    (d) Lending or advancing any funds or other assets of the Company other than in connection with investment transactions.

                    (e) Mortgaging or pledging or otherwise encumbering any assets or rights of the Company, except encumbrances in the ordinary course of the Company's business (including, without limitation, in connection with margin arrangements).



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                    (f) Initiating, compromising, settling, or confessing of
         judgment with respect to any arbitral or legal proceedings in each instance involving more than $10,000 in dispute.

                    (g) Making any Distributions of cash or other property from the Company to the Members (other than Distributions in respect of Special Interests).

                    (h) Taking any action with respect to any acquisition of all or substantially all of the stock, properties or assets of another Person, any merger, consolidation, reorganization, recapitalization or similar transaction involving the Company, or any sale, lease, exchange or other disposition of all or substantially all of the properties or assets of the Company.

                    (i) Engaging in transactions or entering into agreements with one or more Members or any Affiliate thereof or in which one or more Members or any of their respective Affiliates has a material economic interest.

                    (j) Altering the Company's Fiscal Year.

                    (k) Admitting additional Members to the Company or permitting any Member to acquire a Special Interest.

                    (l) Exercising the Company Option.

                    (m) Initiating or participating as intervenor in proceedings contemplated by Section 12.2 hereof.

                    (n) Amending this Operating Agreement.

                    (o) Taking any action that would cause the Company to be classified as an "investment company" within the meaning of the U.S. Investment Company Act of 1940, as amended, or to be classified as a "commodity pool" under the U.S. Commodity Exchange Act, or the rules and regulations promulgated thereunder.

                    (p) Engaging in the issuance and distribution of any promotional or presentational materials or press releases regarding the activities of the Company.

                    (q) Organizing, or causing to be organized, any limited partnership of which the Company will serve as a general partner or any limited liability company of which the Company will serve as the managing member.



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         Section 3.5. Disposition of Designated Investments. Notwithstanding
anything to the contrary in this Operating Agreement, the Company may not sell, transfer or otherwise dispose of a Designated Investment without the consent of the Member holding the Special Interest relating to such Designated Investment.

                                    ARTICLE 4

                                    OFFICERS

         Section 4.1. Officers.

                    (a) Without limiting the provisions of Article 3, the following officers of the Company may be elected by the Members: one or more General Managers, one or more Managers, a Secretary, and a Treasurer. Officers may, but need not be, Members (or representatives of Members) of the Company. Any number of offices except those of General Manager and Secretary may be held by the same Person.

                    (b) The Company may secure the fidelity of any or all of its officers by bond or otherwise.

                    (c) An officer of the Company shall not be personally liable, as such, to the Company or its Members for monetary damages, including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages, or expense of any nature (including, without limitation, attorneys' fees and disbursements) for any action taken, or any failure to take any action, unless the officer has breached or failed to perform the duties of his office under the Certificate, this Operating Agreement, or the applicable provisions of law and the breach or failure to perform constitutes self-dealing, willful misconduct, or recklessness. The provisions of this subsection shall not apply to the responsibility or liability of an officer pursuant to any criminal statute.

         Section 4.2. Election, Term of Office and Resignations.

                    (a) Unless otherwise determined by the Members, the officers of the Company, except those elected by delegated authority pursuant to Section 4.3, shall be elected by the Members at the annual meeting of the Members and, unless otherwise determined by the Members, shall be elected to hold office until the next annual meeting of the Members. Each officer shall hold office for the term for which he is elected and until a successor has been selected and qualified or until his earlier death, incapacity, resignation, or removal.



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                    (b) Any officer may resign at any time upon written notice to the Company. The resignation shall be effective upon receipt thereof by the Company or at such subsequent time as may be specified in the notice of resignation.

         Section 4.3. Subordinate Officers, Committees and Agents. The Members may from time to time elect such other officers and appoint such committees, employees, or other agents as the business of the Company may require (including, without limitation, one or more Assistant Secretaries or Assistant Treasurers), each of whom shall hold office for such period, have such authority, and perform such duties as are provided in this Operating Agreement, or as the Members may from time to time determine. The Members may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees, or other agents.

         Section 4.4. Removal of Officers and Agents. Any officer or agent of the Company may be removed by the Members with or without cause. The removal shall be without prejudice to the contract rights, if any, of any Person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         Section 4.5. Vacancies. A vacancy in any office because of death, incapacity, resignation, removal, disqualification, or any other cause, may be filled by the Members.

         Section 4.6. Authority and Duties of Officers. The officers of the Company shall have such authority, and shall exercise such powers and perform such duties as may be specified in this Operating Agreement.

         Section 4.7. The General Managers. The General Managers shall be the co-chief executive officers of the Company, each having general supervision over the business and operations of the Company, subject however to the control of the Members. Each General Manager shall have authority to sign, execute, and acknowledge, in the name of the Company, deeds, mortgages, bonds, contracts, or other instruments, authorized by the Members, except in cases where the signing and execution thereof shall be expressly delegated by the Members or by this Operating Agreement to some other officer or agent of the Company; and, in general, each General Manager shall perform all duties incident to the office of General Manager and such other duties as from time to time may be assigned by the Members.

         Section 4.8. The Managers. The Managers shall perform the duties of the General Managers in the absence of the General Managers and such other duties as may from time to time be assigned to them by the Members or any General Manager.

         Section 4.9. The Secretary. The Secretary or an Assistant Secretary shall attend all meetings of the Members and shall record all the votes of the Members and the minutes of the



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meetings of the Members in a book or books to be kept for that purpose; shall see that notices are given and that records and reports are properly kept and filed by the Company as required by law; and, in general, shall perform all duties incident to the office of Secretary, and such other duties as may from time to time be assigned by the Members or any General Manager.

         Section 4.10. The Treasurer. The Treasurer or an Assistant Treasurer shall have or provide for the custody of the funds or other property of the Company; shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the Company; shall deposit all funds in his custody as Treasurer in such banks or other places of deposit as the Members may from time to time designate; shall, whenever so required by the Members, render an account showing all transactions as Treasurer, and the financial condition of the Company; and, in general, shall discharge such other duties as may from time to time be assigned by the Members or any General Manager.

         Section 4.11. Salaries. The salaries, if any, of the officers elected by the Members shall be fixed from time to time by the Members or by such officer as may be designated by resolution of the Members. The salaries or other compensation of any other officers, employees and other agents shall be fixed from time to time by the officer or committee to which the power to elect such officers or to retain or appoint such employees or other agents has been delegated pursuant to Section 4.3. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that the officer is also a Member (or a representative of a Member) of the Company.

                                    ARTICLE 5

                              CAPITAL CONTRIBUTIONS

         Section 5.1. Total Commitments. The Total Commitment of each Member is set forth under the heading "Total Commitment" on Exhibit A hereto. The Total Commitments of all Members shall aggregate $20 million. A Member's Total Commitment represents the maximum amount of Capital Contributions that such Member may be directed to make pursuant to this Operating Agreement; provided, however, that any Capital Contribution made in connection with the acquisition of a Special Interest by a Member pursuant to Section 5.7 hereof shall not be counted against such Member's Total Commitment.

         Section 5.2. Initial Capital Contributions. Upon the execution of this Operating Agreement, the Members shall contribute to the Company cash and securities in the amounts respectively set forth under the heading "Initial Capital Contribution" on Exhibit A hereto. The Members agree that the contributed securities described on Exhibit A as "USAA Bond" have a fair market value equal to their principal amount.



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         Section 5.3. Additional Capital Contributions. Upon at least three (3)
business days' written notice from the Company, each Member will make a Capital Contribution to the Company (by making payment to an account designated from time to time by the Company) in an amount equal to the product of (x) the aggregate amount of the Capital Contributions being requested at such time and
(y) such Member's Percentage Interest; provided, that no Member shall be required to make any such Capital Contribution if, after giving effect thereto, the total of all Capital Contributions by such Member (excluding any Capital Contributions made in connection with the acquisition of a Special Interest) would exceed its Total Commitment. The Company may direct Members to make additional Capital Contributions to the Company in connection with proposed investments in Cat Bonds or other securities, to pay any expenses incurred by the Company or otherwise as deemed necessary or appropriate by the officers of the Company, subject to the provisions of Section 3.4 hereof.

         Section 5.4. No Interest on Capital Contributions. The Members shall not be paid interest on their Capital Contributions.

         Section 5.5. Return of Capital Contributions. Except as otherwise expressly provided in this Operating Agreement, (i) no Member shall have the right to demand the return of all or any part of any Capital Contribution until the Company has been liquidated and terminated, and then only to the extent provided in Article 13 hereof and (ii) no Member shall have the right to demand or receive property other than cash in return for its Capital Contributions or to have priority over another Member, either as to the return of Capital Contributions or as to Net Profits, Net Losses, or Distributions, or as to compensation by way of income.

         Section 5.6. Additional Members. Upon the affirmative vote of a Supermajority in Interest of the Members, the Company may accept capital subscriptions from other Persons and admit such other Persons as Members hereunder with an agreed upon Percentage Interest, subject to Section 8.1(b) hereof.

         Section 5.7. Special Interests. From time to time, subject to Section
3.4 hereof, a Member may acquire an additional membership interest in the Company without voting rights and with only such other rights as hereinafter described (a "Special Interest"). In the event that, in connection with a proposed investment by the Company in a specified Catastrophe Bond, the Company believes that it will be able to acquire a greater amount of such Catastrophe Bond than it has initially determined to acquire, a Member may request, subject to receipt of the approval required by Section 3.4 hereof, that it be issued a Special Interest and, in connection therewith, that the Company acquire an additional amount of such Catastrophe Bond (a "Designated Investment"). In connection with the acquisition of a Special Interest, the acquiring Member shall be required (i) to make a Capital Contribution in an amount equal to the purchase price of the Designated Investment and (ii) to pay a fee to the Company equal to (x) the purchase price of the Designated Investment multiplied by (y)
 .0075. Such fee shall be allocated to each of the Members in accordance with their Percentage Interests.



                                     - 13 -



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                                    ARTICLE 6

                          CAPITAL ACCOUNTS; ALLOCATIONS

         Section 6.1. Capital Accounts.

                    (a) A separate capital account (each a "Capital Account") shall be established and maintained for each Member in all respects in accordance with Section 704(b) of the Code and the Regulations thereunder. It is intended that the Capital Accounts of all Members shall be maintained in compliance with the provisions of Regulation Section 1.704-1(b), and all provisions of this Operating Agreement relating to the maintenance of Capital Accounts shall be interpreted and applied in a manner consistent with that Regulation. Without limiting the foregoing, (i) the initial balance of the Capital Account for each Member shall be the amount of the Member's Initial Capital Contribution to the Company; and (ii) the balance of the Capital Account for each Member shall from time to time be increased or decreased, as the case may be, for additional Capital Contributions and for allocations and Distributions to such Member in accordance with the provisions of this Operating Agreement. If any Interest in the Company is Transferred pursuant to the terms of this Operating Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent the Capital Account is attributable to the Transferred Interest.

                    (b) Except as otherwise provided in this Article or as may be required by law, no Member shall have any obligation to the Company or to another Member to restore any negative balance in his Capital Account.

         Section 6.2. General Allocations of Net Profits and Net Losses.

                    (a) Except as otherwise provided in Section 6.3, Net Profits and Net Losses (and items thereof) shall be allocated to the Members in proportion to their respective Percentage Interests.

                    (b) "Net Profits" or "Net Losses" of the Company shall mean, for each Fiscal Year, the Company's taxable income or loss, excluding profits and losses relating to Designated Investments, determined on the accrual basis of accounting in accordance with Code Section 703(a), with the following adjustments:

                             (i) all items of income, gain, loss, deduction, or credit required to be stated separately pursuant to Code Section 703(a)(1) shall be included in computing taxable income or loss;



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                             (ii) any tax-exempt income of the Company, not
         otherwise taken into account in computing Net Profits or Net Losses, shall be included in computing taxable income or loss;

                             (iii) any expenditures of the Company described in Code Section 705(a)(2)(B) (or treated as such pursuant to Regulation
         Section 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Net Profits or Net Losses, shall be subtracted from taxable income or loss;

                             (iv) gain or loss resulting from any taxable disposition of Company property shall be computed by reference to the adjusted book value of the property disposed of, notwithstanding the fact that the adjusted book value differs from the adjusted basis of the property for federal income tax purposes;

                             (v) in lieu of the depreciation, amortization, or cost recovery deductions allowable in computing taxable income or loss, there shall be taken into account the depreciation computed based upon the adjusted book value of the asset;

                             (vi) in the event the book value of any property is adjusted pursuant to Regulation Section 1.704-1(b)(2)(iv)(f), the amount of such adjustment shall be taken into account as gain or loss (as the case may be) from the disposition of such property for purposes of computing Net Profits or Net Losses;

                             (vii) in the event that any property of the Company is distributed in kind, the unrealized income, gain, loss and deduction inherent in such property on the date of distribution (and not previously reflected in the Capital Accounts of the Members) shall be taken into account as gain or loss (as the case may be) from the disposition of such property for purposes of computing Net Profits or Net Losses, in accordance with Regulation Section 1.704-1(b)(2)(iv)(e);

                             (viii) any nonrecourse deductions, within the meaning of Regulation Section 1.704-2(b)(1), shall be included in such taxable income or loss; and

                             (ix) notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section
         6.3 hereof shall not be taken into account in computing Net Profits or Net Losses.

         Section 6.3. Special Allocations.

                    (a) Minimum Gain Chargeback. Subject to the exceptions set forth in Regulation Section 1.704-2(f), if, during any taxable year, there is a net decrease in Minimum Gain, each Member, prior to any other allocation pursuant to this Section 6.3, shall be specially



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allocated items of income and gain for such taxable year (and, if necessary, for subsequent taxable years) in an amount equal to that Member's share of the net decrease in Minimum Gain, computed in accordance with Regulation Section 1.704-2(g). For this purpose, "Minimum Gain" has the meaning set forth in Regulation Section 1.704-2(d). Minimum Gain shall be computed separately for each Member in a manner consistent with the Regulations under Code Section 704(b). Allocations pursuant to this Section 6.3(a) shall be made in accordance with Regulation Section 1.704-2(f). It is the intent of the parties hereto that any allocation pursuant to this paragraph (a) shall constitute a "minimum gain chargeback" under Regulation Section 1.704-2(f), and this paragraph (a) shall be interpreted consistently therewith.

                    (b) Member Loan Nonrecourse Debt Minimum Gain Chargeback. Subject to the exceptions set forth in Regulation Section 1.704-2(i)(4), if there is a net decrease in Member Loan Nonrecourse Debt Minimum Gain during a Fiscal Year attributable to a Member Loan Nonrecourse Debt, each Member with a share of Member Loan Nonrecourse Debt Minimum Gain attributable to such Member Loan Nonrecourse Debt, determined in accordance with Regulation Section 1.704-2(i)(5), shall be specially allocated items of income and gain for such Fiscal Year (and, if necessary, for subsequent fiscal years) in an amount equal to such Member's share of the net decrease in Member Loan Nonrecourse Debt Minimum Gain for such Fiscal Year attributable to such Member Loan Nonrecourse Debt (which share of such net decrease shall be determined under Regulation Sections 1.704-2(i)(4) and 1.704-2(g)(2)). "Member Loan Nonrecourse Debt Minimum Gain" means an amount of gain characterized as "partner nonrecourse debt minimum gain" with respect to the Company under Regulation Sections 1.704-2(i)(2) and 1.704-2(i)(3). "Member Loan Nonrecourse Debt" means liabilities of the Company that are treated as "partner nonrecourse debt" under Regulation Section 1.704-2(b)(4). It is intended that this paragraph (b) shall constitute a "chargeback of partner nonrecourse debt minimum gain" as provided by Regulation Section 1.704-2(i)(4), and this paragraph (b) shall be interpreted consistently therewith.

                    (c) Member Loan Nonrecourse Deductions. Any Member Loan Nonrecourse Deduction for any Fiscal Year shall be specially allocated to the Member who bears the Economic Risk of Loss with respect to the loan to which such Member Nonrecourse Deductions are attributable, in accordance with Regulation Section 1.704-2(i)(1). For this purpose, "Member Loan Nonrecourse Deductions" means the deductions, losses, and nondeductible expenditures described in Section 705(a)(2)(B) of the Code that are characterized as "partner nonrecourse deductions" under Regulation Sections 1.704-2(i)(1) and 1.704-2(i)(2). "Economic Risk of Loss" has the meaning provided in Regulation Sections 1.704-2(b)(4) and 1.752-2.

                    (d) Qualified Income Offset. In the event that a Member unexpectedly receives any adjustment, allocation or distribution described in Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain (consisting of a pro rata portion of each item of Company income, including gross income, and gain for such year) shall be



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specially allocated to such Member in the manner required by Regulation Section
1.704-1(b)(2)(ii)(d) to eliminate, to the extent required by such Regulation, such Member's Adjusted Capital Account Deficit as quickly as possible. This paragraph (d) is intended to comply with, and shall be interpreted consistently with, the "qualified income offset" provisions of the Regulations promulgated under Code Section 704(b). For this purpose, "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in the Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments: (i) the deficit shall be decreased by the amount which the Member is obligated to restore or is deemed obligated to restore pursuant to Regulation Sections 1.704-1(b)(2)(ii)(c) and 1.704-1(b)(2)(ii)(d) (as modified by Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5)); and (ii) the deficit shall be increased by the items described in Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6).

                    (e) Tax Allocations with Respect to Book Property.

                             (i) Except as provided below, income, gain, loss,
and deduction as computed for tax purposes shall be allocated to the Members in the same manner as the corresponding items as computed for book purposes were allocated to the Members. Any elections or other decisions relating to allocations pursuant to this paragraph (e) shall be made by the TMP in any manner that reasonably reflects the purpose and intent of this Operating Agreement. Allocations pursuant to this paragraph (e) are solely for federal, state, and local income tax purposes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account.

                             (ii) Notwithstanding subparagraph (i) above, items
of income, gain, loss, and deduction as computed for tax purposes with respect to property that is properly reflected on the books of the Company at a book value that differs from the adjusted tax basis of such property, within the meaning of Regulation Section 1.704-1(b)(2)(iv)(g)(1) ("Book Property"), shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its book value, and otherwise in accordance with the manner in which the corresponding items as computed for book purposes are allocated, all in accordance with Code Sections 704(b) and 704(c) and applicable Regulations.

                    (f) Certain Reallocations. Notwithstanding anything to the contrary contained in this Operating Agreement, if the allocation of any item of income, gain, loss, deduction, or expenditure pursuant to Section 6.2(a), (A) does not have substantial economic effect under Regulation Section 1.704-1(b)(2) and (B) is not in accordance with the Members' Interests in the Company within the meaning of Regulation Section 1.704-1(b)(3), then such item shall be reallocated in such manner as (1) either to have substantial economic effect or to be in accordance with the Members' Interests in the Company, and (2) to result as nearly as possible in the respective balances of the Capital Accounts that would have been obtained if such item had



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instead been allocated under the provisions of Section 6.2(a) without giving effect to the provisions of this paragraph (f).

                    (g) Investment Management Expenses. Any fees payable to Phoenix Investment Counsel Inc. or any Affiliate thereof for investment management services provided to the Company (other than reimbursement for out-of-pocket expenses incurred in providing such services) shall be allocated only to PHL (the "PDPC Fees").

                    (h) Order of Application, Etc. In the event that allocations are required for any Fiscal Year under more than one of Sections 6.2 and 6.3, allocations shall be made first under Section 6.3, and then under Section 6.2. If any amount is allocated pursuant to the regulatory allocations required by
Section 6.3(a), (b), (c), (d) or (f), (the "Regulatory Allocations"), then, notwithstanding anything to the contrary in Section 6.2, but subject to the Regulatory Allocations, Net Profits and Net Losses (and items thereof) shall thereafter first be allocated in such manner and to such extent as may be necessary so that, after such allocation, the respective balances in the Capital Accounts will equal the balances that would have obtained if the amount allocated pursuant to the Regulatory Allocations, and the amount allocated pursuant to this paragraph, had instead been allocated under Section 6.2 without giving effect to the Regulatory Allocations or to this paragraph.

                    (i) Tax Credits. Any available tax credits shall be allocated to the Members in proportion to the Members' Capital Contributions, except as may be otherwise required by Regulation Section 1.704-1(b)(4)(ii).

         Section 6.4. Profits and Losses from Designated Investments. Any profits or losses derived from a Designated Investment during a Fiscal Year shall be allocated only to the Member to whom the Special Interest respecting such Designated Investment was issued, and shall not be treated as part of the "Net Profits" or "Net Losses" of the Company allocable pursuant to Section 6.2(a) hereof.

                                    ARTICLE 7

                            DISTRIBUTIONS TO MEMBERS

         Section 7.1. Distributions. Except as otherwise provided in Article 13 hereof, all Distributions of cash or other property from the Company to the Members, excluding any Distribution arising in respect of a Special Interest (whether in cash or of a Designated Investment), shall be made to the Members pro rata in accordance with their respective Percentage Interests at such time or times, and in such amounts, as a Supermajority in Interest of the Members deem appropriate (but in no event less than once each year unless at least a Supermajority in Interest of the Members shall so elect), and subject to (i) any reserve which a



                                     - 18 -



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Supermajority in Interest of the Members in their discretion may retain and (ii)
in the case of PHL, reduction by an amount equal to the excess of (A) the aggregate of PDPC Fees over (B) prior reductions in distributions to PHL on account of PDPC Fees.

         Section 7.2. Distributions Respecting a Special Interest. Promptly following the receipt by the Company of any interest, dividends or other cash distributions arising in respect of a Designated Investment, including the proceeds from a sale thereof, the Company shall distribute such amounts received, in cash, to the Member holding the Special Interest relating to such Designated Investment. At the written request of a Member holding a Special Interest, the Company shall distribute in kind, to such Member, the whole or any part of the Designated Investment to which such Member's Special Interest relates.

                                    ARTICLE 8

                              MEMBERSHIP STRUCTURE

         Section 8.1. Admission of Members.

                    (a) A Person acquiring an Interest in the Company in connection with its formation shall be admitted as a Member of the Company upon the later to occur of the formation of the Company or the time when the admission of the Person is reflected in the records of the Company.

                    (b) After the formation of the Company, a Person acquiring an Interest in the Company from the Company (other than a Special Interest) shall be admitted as a Member of the Company upon the consent of a Supermajority in Interest of the Members and when the admission of the Person is reflected in the records of the Company. Any such newly-admitted Member shall sign and deliver to the Company a counterpart of the signature page of this Operating Agreement thereby acknowledging and agreeing to the terms and conditions of this Operating Agreement; provided, however, that notwithstanding the foregoing, all provisions of the Certificate and this Operating Agreement shall be deemed accepted and shall apply in all respects to any such newly-admitted Member whether or not such counterpart signature page is so signed and delivered.

                    (c) A Member shall have no interest in specific Company property.

         Section 8.2. Classes and Rights; Member List.

                    (a) The Company shall have only one class of general memberships. The voting, profit and loss, distribution, and other rights of Members will be based on their respective Percentage Interests and such rights shall be the same, except as expressly provided for in this



                                     - 19 -



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Operating Agreement. Notwithstanding the foregoing, the Company shall also have special membership interests which may only by held by Members. The holder of the Special Interest relating to a Designated Investment shall, in addition to its rights as a Member hereunder, have those rights specifically provided for herein relating to the profits and losses from, and distributions of or in respect of, Designated Investments. No Member, other than the holder of the Special Interest relating to a Designated Investment, shall have any profit and loss, distribution, or other rights with respect to such Designated Investment.

                    (b) The Company shall maintain a listing of all Members and their respective Percentage Interests and Special Interests.

                                    ARTICLE 9

                        MEETINGS OF AND VOTING BY MEMBERS

         Section 9.1. Annual and Regular Meetings. The annual meeting of the Members for choosing officers and transacting other proper business shall be held on the 1st day of May of each year or at such other time as shall be selected by the Members. The Members from time to time may provide by resolution for the holding of regular meetings and fix their time and place within or outside the State of Delaware. Notice of such annual and regular meetings need not be in writing, provided that written notice of any change in the time or place of such meetings shall be sent promptly, in the manner provided in Section
9.2 for notice of special meetings, to each Member not present at the meeting at which such change was made. Members may participate in any meeting of Members by means of a conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at such meeting.

         Section 9.2. Special Meetings. Special meetings of the Members may be held at any time or place and for any purpose when called by any General Manager or by any Member. Notice of special meetings, stating the time and place, shall be (a) mailed to each Member at his residence or regular place of business at least three days before the day on which a special meeting is to be held or (b) delivered to him personally or transmitted to him by facsimile, telegraph, cable or other communication leaving a visual record at least one day before the meeting.

         Section 9.3. Waiver of Notice. No notice of any meeting need be given to any Member who is present at the meeting or who waives notice of such meeting in writing (which waiver shall be filed with the records of such meeting), whether before or after the time of the meeting.



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         Section 9.4. Quorum and Voting. At all meetings of the Members, the presence of at least a Supermajority in Interest of the Members shall constitute a quorum for the transaction of business. In the absence of a quorum, a Majority in Interest of the Members present may adjourn the meeting, from time to time, until a quorum shall be present. The action of a Majority in Interest of the Members present at a meeting at which a quorum is present shall be the action of the Members, unless the concurrence of a greater proportion is required for such action by law or by this Operating Agreement.

         Section 9.5. Action Without a Meeting. In lieu of holding a meeting, Members may vote or otherwise take action by a written instrument indicating the consent of a Supermajority in Interest of the Members.

                                   ARTICLE 10

                TRANSFER OF INTERESTS AND WITHDRAWALS OF MEMBERS

         Section 10.1. Limitations on Transfers of Memberships. Except as otherwise provided in this Article 10, no Member may Transfer all or any portion of such Member's Interest.

         Section 10.2. Permitted Transfers.

                    (a) No transfer may be effected unless it is the subject of a bona fide written offer to purchase for cash a part or all of a Member's Interest (an "Offer") delivered to such Member (a "Selling Member") by one or more potential transferees (including, without limitation, any other Member). If a Selling Member desires to accept such Offer, such Selling Member shall provide written notice (the "Notice of Offer"), which shall be irrevocable for a period of sixty (60) days after delivery thereof, of the portion of such Member's Interest proposed to be transferred (the "Available Member's Interest") and the terms of the proposed Transfer of the Available Member's Interest to the Company and all other Members (the "Non-selling Members"). The Selling Member shall also provide to the Company and the Non-selling Members evidence that the proposed transferee(s) intends, and is financially able, to consummate such transaction on the terms set forth in the Notice of Offer.

                    (b) The Company shall have the irrevocable option, but not the obligation (the "Company Option"), to redeem the Available Member's Interest on the terms set forth in the Notice of Offer. If the Company elects to exercise the Company Option, it shall do so by giving written notice hereof (the "Company Notice") to the Selling Member and all of the Non-selling Members within thirty
(30) days following the date of the Notice of Offer (the "Company Option Period"). Failure by the Company to give a Company Notice within the Company Option Period shall be deemed to constitute an election by the Company not to exercise the Company Option.



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If the Company exercises the Company Option, the Company shall then have the obligation to redeem the Available Member's Interest on the terms set forth in the Notice of Offer on a date specified by the Company, which date shall be within sixty (60) days following the date of the Notice of Offer.

                    (c) If the Company does not exercise the Company Option to redeem the Available Member's Interest, each of the Non-selling Members shall have the irrevocable option, but not the obligation (the "Purchase Option"), to purchase any or all of the Available Member's Interest on the terms set forth in the Notice of Offer. Any Non-selling Member that elects to exercise the Purchase Option shall do so by giving written notice thereof to the Selling Member, all of the other Non-selling Members and the Company, within thirty (30) days following the expiration of the Company Option Period (the "Member Option Period"), that such Non-selling Member elects to exercise the Purchase Option. If the aggregate amount of Available Member's Interest elected to be purchased by all electing Non-selling Members exceeds the Available Member's Interest, then the Available Member's Interest shall be allocated on a pro rata basis among such electing Non-selling Members based on the Interests owned by each such electing Non-selling Member and the total Interests owned by all electing Non-selling Members and taking into account the amount of Available Member's Interest each such Non-selling Member wishes to purchase. If the Non-Selling Members exercise the Purchase Option, the closing of the purchase of the Available Member's Interest shall be held at the corporate office of the Company at a time mutually agreed by the parties no later than ninety (90) days following the date of the Notice of Offer.

                    (d) If, upon the expiration of the Member Option Period, all of the Available Member's Interest has not been elected to be purchased, then all rights of the Non-selling Members with respect to the Purchase Option shall be deemed to have been extinguished and the Selling Member may effect the Transfer of its Interest pursuant to the Offer; provided, however, that the conditions specified in Section 10.3 hereof are satisfied.

                    (e) Notwithstanding anything to the contrary contained in this Section 10, each of PHL and PXRE may, solely upon compliance with Section
10.3 hereof, transfer any of its Interest to any Affiliate.

         Section 10.3. Compliance with Additional Requirements. No Transfer shall occur unless the following conditions are satisfied: (a) the Transfer will not require registration of the Interest under any federal or state securities laws; (b) the transferee delivers to the Company a written instrument agreeing to be bound by the terms of this Article 10; (c) the Transfer will not result in the termination of the Company pursuant to Code Section 708 or in the Company becoming a publicly-traded partnership for federal income tax purposes; (d) the Transfer will not result in the Company being subject to the Investment Company Act of 1940, as amended; and (e) the transferor or the transferee delivers the following information to the Company: (x) the transferee's taxpayer identification number and (y) the transferee's initial tax basis in the



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Transferred Interests. Upon compliance with all of the conditions of this
Article 10, a Person to whom an Interest in the Company has been Transferred shall become a Member.

         Section 10.4. Reasonableness of Limitations. Each Member hereby acknowledges the reasonableness of the prohibitions contained in this Article in view of the purposes of the Company and the relationship of the Members. The Transfer of any Interest in the Company in violation of the prohibitions contained in this Article shall be deemed invalid, null and void, and of no force or effect. Any Person to whom an Interest in the Company is attempted to be Transferred in violation of this Article shall not be entitled to vote on matters coming before the Members, participate in the management of the Company, act as an agent of the Company, receive Distributions from the Company, or have any other rights in or with respect to any such Interest.

         Section 10.5. No Transfer of Special Interests. No Member may, under any circumstances, transfer a Special Interest. In the event that a Member holding a Special Interest intends to Transfer its Interest pursuant to this
Article 10, the Designated Investment(s) relating to such Member's Special Interest(s) shall be distributed in kind to such Member, and such Member's Capital Account shall be adjusted to reflect such distribution, prior to the Transfer of such Member's Interest.

                                   ARTICLE 11

                        FINANCIAL, TAX AND OTHER MATTERS

         Section 11.1. Business Transactions of Member with the Company. Subject to Section 3.4, a Member may lend money to; borrow money from; act as a surety, guarantor, or endorser for; guarantee or assume one or more specific obligations of; provide collateral for; and transact other business with the Company; and, subject to other applicable law, have the same rights and obligations with respect to any such matter as a Person who is not a Member.

         Section 11.2. Liability to Third Parties. Except as otherwise provided by the LLC Act, the debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, shall be solely the debts, obligations, and liabilities of the Company, as such, and no Member of the Company shall be obligated personally for any such debt, obligation, or liability of the Company solely by reason of being a Member of the Company.

         Section 11.3. Budget and Business Plan.

                    (a) At least 45 days prior to the beginning of each Fiscal Year of the Company, a General Manager shall cause to be prepared and submitted to the Members a preliminary operating and capital budget and a business plan with respect to such Fiscal Year,



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and prior to the beginning of such Fiscal Year the Members shall agree upon a final operating and capital budget and business plan for the Company for such Fiscal Year.

                    (b) No later than 135 days after the beginning of each Fiscal Year of the Company, a General Manager shall cause to be prepared and submitted to the Members any proposed amendments or adjustments to the budgets and the business plan for the second half of such Fiscal Year, and no later than 180 days after the beginning of such Fiscal Year the Members shall approve or reject any such amendments or adjustments.

                    (c) Upon approval by a Supermajority in Interest of the Members, each such proposed operating and capital budget shall together become the "Budget" and each such proposed business plan shall become the "Business Plan" for such Fiscal Year, subject to any amendments or adjustments thereto so approved by the Members. The initial Budget and Business Plan covering the period from the date hereof through December 31, 1997 shall be approved by a Supermajority in Interest of the Members at the Organizational Meeting of the Members or as promptly thereafter as possible.

         Section 11.4. Access to Information; Records.

                    (a) Subject to Section 15.1 hereof, each Member of the Company shall have the right, at the sole expense of such Member, to inspect and examine at the principal office of the Company during regular business hours and to obtain from the Company from time to time upon reasonable demand for any purpose reasonably related to the Member's interest as a Member of the Company:

                    (i) true and full information regarding the status of the business and financial condition of the Company;

                    (ii) promptly after becoming available, a copy of the federal, state, and local income tax returns for each year of the Company;

                    (iii) a current list of the name and last known business, residence, or mailing address of each Member;

                    (iv) a copy of this Operating Agreement, the Certificate and all amendments thereto, together with executed copies of any written powers of attorney pursuant to which this Operating Agreement and the Certificate and all amendments thereto have been executed;

                    (v) true and full information regarding the amount of cash and a description and statement of the agreed value of any other property or services contributed by each



                                     - 24 -



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         Member and which each Member has agreed to contribute in the future, and the date on which each became a Member; and

                    (vi) other information regarding the affairs of the Company as is just and reasonable.

                    (b) The Company may maintain its records in other than a written form if such form is capable of conversion into written form within a reasonable time.

                    (c) Any demand by a Member under this Section shall be in writing and shall state the purpose of such demand.

         Section 11.5. Checks. All checks, notes, bills of exchange, or other similar orders in writing shall be signed by such one or more officers or employees of the Company as the Members may from time to time designate.

         Section 11.6. Contracts.

                    (a) The Members may authorize any officer or agent to enter into any contract or to execute or deliver any instrument on behalf of the Company, and such authority may be general or confined to specific instances.

                    (b) Any note, mortgage, evidence of indebtedness, contract or other document, or any assignment or endorsement thereof, executed or entered into between the Company and any other Person, when signed by a General Manager or a Manager of the Company, or such one or more other officers or agents as the Members may from time to time designate, shall be held to have been properly executed for and in behalf of the Company, without prejudice to the rights of the Company against any such Person who shall have executed the instrument in excess of his actual authority.

         Section 11.7. Deposits. All funds of the Company shall be deposited from time to time to the credit of the Company in such banks, trust companies, or other depositories as the Members may approve or designate, and all such funds shall be withdrawn only upon checks signed, or instructions (including, without limitation, wire transfer instructions) given, by such one or more officers or employees of the Company as the Members shall from time to time designate.

         Section 11.8. Tax Matters Partner.

                    (a) The Tax Matters Partner ("TMP"), as that term is defined in Section 6231(a)(7) or any successor provision of the Code, for the Company shall be PXRE or



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such other Person as may be designated from time to time by a Majority in
Interest of the Members.

                    (b) The TMP shall have the right to resign by giving thirty
(30) days' written notice to each Member. Upon the resignation, death, legal incompetency, or bankruptcy of the person serving as the TMP, a successor to serve in such capacity shall be designated by vote of a Majority in Interest of the Members.

                    (c) The TMP shall employ experienced tax counsel to represent the Company in connection with any audit or investigation of the Company by the Internal Revenue Service ("IRS"), and in connection with all subsequent administrative and judicial proceedings arising out of such audit. The fees and expenses of such counsel shall be a Company expense and shall be paid by the Company. Such counsel shall be responsible for representing the Company; it shall be the responsibility of each Member, at their own expense, to employ tax counsel to represent their respective separate interests.

                    (d) The TMP shall keep the Members informed of all administrative and judicial proceedings as required by Section 6223(g) of the Code and shall furnish to each Member a copy of each notice or other communication concerning the Company sent directly to the TMP or the Company by the IRS; and each Member shall furnish to the TMP a copy of each notice or other communication concerning the Company sent directly to such Member. All expenses incurred by the TMP in serving in such capacity shall be a Company expense and shall be paid by the Company.

                    (e) The TMP, in its capacity as such, shall not do any of the following unless such action has been approved by the prior vote of a Majority in Interest of the Members:

                             (i) enter into a settlement agreement with the IRS
                    which purports to bind Members other than the TMP;

                             (ii) file a petition as contemplated in Section
                    6226(a) or Section 6228 of the Code;

                             (iii) intervene in any action as contemplated in
                    Section 6226(b) of the Code;

                             (iv) file any request contemplated in Section
                    6227(c) of the Code; or

                             (v) enter into an agreement extending the period of
                    limitation as contemplated in Section 6229(b)(1)(B) of the Code.



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                    (f) The relationship of the TMP to the Members is that of a fiduciary, and the TMP has a fiduciary obligation to perform its duties as TMP in such manner as will serve the best interests of both the Company and the Members.

                    (g) The Company shall indemnify the TMP (including the officers and directors of a corporate TMP) against judgments, fines, amounts paid in settlement, and expenses (including attorney fees) reasonably incurred in any civil, criminal, or investigative proceeding in which they are involved or threatened to be involved by reason of being the TMP, provided that the TMP acted in good faith, within what it reasonably believed to be the scope of its authority, and for a purpose which it reasonably believed to be in the best interests of the Company and the Members. The TMP shall not be indemnified under this provision against any liability to the Company or the Members to which it otherwise would be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of its office. The indemnification provided hereunder shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any applicable statute, agreement, vote of Members, or otherwise.

         Section 11.9. Tax Returns. The TMP shall, at the expense of the Company, prepare or cause to be prepared, and shall file with applicable governmental authorities, such tax returns as are necessary to comply with applicable laws before the expiration of any deadline for filing or extension thereof. Copies of all such tax returns shall be provided to the Members prior to filing for review and the approval thereof by a Supermajority in Interest of the Members. In addition, the TMP shall, at the expense of the Company, prepare or cause to be prepared and shall distribute to each of the Members a report showing all necessary tax reporting information of the Company required by the Members for preparation of their income tax returns, including Distributions to the Members and allocations to the Members of the Company's taxable income, gains, losses, deductions, credits and items of tax preference.

         Section 11.10. Elections. All elections, consents, or revocations of elections and consents required or permitted to be made by the Company under the Code or any state or local taxing statute shall be made on behalf of the Company by the Members in such a manner as a Supermajority in Interest of the Members shall, in its sole discretion, determine. Notwithstanding the foregoing, no Member shall take any action inconsistent with characterizing the Company as a partnership for U.S. federal, state and local tax purposes and the Company and each Member (including the TMP) shall make any elections necessary for the Company to be so classified for U.S. federal, state and local tax purposes. All determinations made on behalf of the Company by the Members with respect to the treatment of any item or its allocation for federal, state or local tax purposes shall be binding upon all of the Members unless the determination is inconsistent with any express provision of this Operating Agreement.

         Section 11.11. Appointment of Accountants and Legal Counsel. For so long as PHL and PXRE are the sole Members of the Company, (i) PHL will have the right to appoint the



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independent public accountants of the Company and (ii) PXRE will have the right to appoint the outside legal counsel of the Company. The initial independent public accountants of the Company shall be Price Waterhouse LLP. The initial legal counsel of the Company shall be Morgan, Lewis & Bockius LLP.

         Section 11.12. Notice of Regulatory Inquiries, etc. Except as may be specified from time to time by the Members, the Company shall promptly notify each of the Members upon receipt by the Company of any notice, inquiry, order, or other communication from regulatory authorities, and shall provide copies of any such notice, inquiry, order, or communication to each Member upon request.

                                   ARTICLE 12

                         INDEMNIFICATION OF OFFICERS AND

                        OTHER AUTHORIZED REPRESENTATIVES

         Section 12.1. Scope of Indemnification.

                    (a) The Company shall indemnify an indemnified representative against any liability incurred in connection with any proceeding in which the indemnified representative may be involved as a party or otherwise by reason of the fact that such Person is or was serving in an indemnified capacity, including, without limitation, liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement, or misleading statement, negligence, gross negligence, or act giving rise to strict or products liability, except:

                    (i) where such indemnification is expressly prohibited by applicable law;

                    (ii) where the conduct of the indemnified representative has been finally determined:

                             (1) to constitute willful misconduct or
                    recklessness sufficient in the circumstances to bar indemnification against liabilities arising from the conduct; or

                             (2) to be based upon or attributable to the receipt
                    by the indemnified representative from the Company of a personal benefit to which the indemnified representative is not legally entitled; or

                             (3) to the extent such indemnification has been
                    finally determined in a final adjudication to be unlawful.



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                    (b) If an indemnified representative is entitled to
indemnification in respect of a portion, but not all, of any liabilities to which such Person may be subject, the Company shall indemnify such indemnified representative to the maximum extent for such portion of the liabilities.

                    (c) The termination of a proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the indemnified representative is not entitled to indemnification.

                    (d) For purposes of this Article:

                    (i) "indemnified capacity" means any and all past, present, and future service by an indemnified representative in one or more capacities as a Member, officer, employee or agent of the Company, or, at the request of the Company, as a member, manager, director, officer, employee, agent, fiduciary, or trustee of another limited liability company, corporation, partnership, joint venture, trust, employee benefit plan, or other entity or enterprise;

                    (ii) "indemnified representative" means any and all Members, representatives of Members and officers of the Company and any other Person designated as an indemnified representative by the Members of the Company (which may, but need not, include any Person serving at the request of the Company, as a member, manager, director, officer, employee, agent, fiduciary or trustee of another limited liability company, corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise);

                    (iii) "liability" means any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or cost or expense of any nature (including, without limitation, attorneys' fees and disbursements); and

                    (iv) "proceeding" means any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the Company, a class of its Members or security holders or otherwise.

         Section 12.2. Proceedings Initiated by Indemnified Representatives. Notwithstanding any other provision of this Article, the Company shall not indemnify under this Article an indemnified representative for any liability incurred in a proceeding initiated (which shall not be deemed to include counterclaims or affirmative defenses) or participated in as an intervenor by the Person seeking indemnification unless such initiation of or participation in the proceeding is authorized, either before or after its commencement, by the affirmative vote of a Supermajority



                                     - 29 -



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in Interest of the Members. This Section does not apply to reimbursement of expenses incurred in successfully prosecuting or defending the rights of an indemnified representative granted by or pursuant to this Article.

         Section 12.3. Advancing Expenses. The Company shall pay the expenses (including attorneys' fees and disbursements) incurred in good faith by an indemnified representative in advance of the final disposition of a proceeding described in Section 12.1 or the initiation of or participation in which is authorized pursuant to Section 12.2 upon receipt of an undertaking by or on behalf of the indemnified representative to repay the amount if it is ultimately determined that such Person is not entitled to be indemnified by the Company pursuant to this Article. The financial ability of an indemnified representative to repay an advance shall not be a prerequisite to the making of such advance.

         Section 12.4. Securing of Indemnification Obligations. To further effect, satisfy or secure the indemnification obligations provided in this Article or otherwise, the Company may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the Company, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as a Supermajority in Interest of the Members shall deem appropriate. Absent fraud, the determination of the Members with respect to such amounts, costs, terms and conditions shall be conclusive against all Members, security holders and officers and shall not be subject to voidability.

         Section 12.5. Payment of Indemnification. An indemnified representative shall be entitled to indemnification within 30 days after a written request for indemnification has been delivered to the Secretary of the Company.

         Section 12.6. Contribution. If the indemnification provided for in this Article or otherwise is unavailable for any reason in respect of any liability or portion thereof, the Company shall contribute to the liabilities to which the indemnified representative may be subject in such proportion as is appropriate to reflect the intent of this Article or otherwise.

         Section 12.7. Mandatory Indemnification of Members, Officers, etc. To the extent that an indemnified representative of the Company has been successful on the merits or otherwise in defense of any proceeding or in defense of any claim, issue or matter therein, such Person shall be indemnified against expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such Person in connection therewith.

         Section 12.8. Contract Rights; Amendment or Repeal. All rights under this Article shall be deemed a contract between the Company and the indemnified representative pursuant to which the Company and each indemnified representative intend to be legally bound. Any repeal,



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amendment, or modification hereof shall be prospective only and shall not affect any rights or obligations then existing.

         Section 12.9. Scope of Article. The rights granted by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification, contribution, or advancement of expenses may be entitled under any statute, agreement, vote of Members, or otherwise, both as to action in an indemnified capacity and as to action in any other capacity. The indemnification, contribution, and advancement of expenses provided by or granted pursuant to this Article shall continue as to a Person who has ceased to be an indemnified representative in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors, administrators, and personal representatives of such a Person.

         Section 12.10. Reliance on Provisions. Each Person who shall act as an indemnified representative of the Company shall be deemed to be doing so in reliance upon the rights of indemnification, contribution and advancement of expenses provided by this Article.

         Section 12.11. Interpretation. The provisions of this Article are intended to constitute terms of a limited liability company agreement authorized by 'SS' 18-108 of the LLC Act.

                                   ARTICLE 13

                                   DISSOLUTION

         Section 13.1. Dissolution. The Company shall be dissolved and its affairs wound up upon the first to occur of the following:

                    (a) the written consent of a Supermajority in Interest of the Members;

                    (b) the bankruptcy, insolvency, dissolution, withdrawal, resignation, or expulsion of a Member or the occurrence of any other event which terminates the continued Interest of a Member in the Company; or

                    (c) the entry of a decree of judicial dissolution under 'SS' 18-802 of the LLC Act.

         Section 13.2. Events of Bankruptcy of Member. For purposes of this Operating Agreement, a Member shall be considered bankrupt upon the occurrence of either of the following events:

                    (a) Such Member takes any of the following actions:



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                             (i) makes an assignment for the benefit of
                    creditors;

                             (ii) files a voluntary petition in bankruptcy;

                             (iii) is adjudged a bankrupt or insolvent, or has
                    entered against the Member an order for relief, in any bankruptcy or insolvency proceeding;

                             (iv) files a petition or answer seeking for the
                    Member any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation;

                             (v) files an answer or other pleading admitting or
                    failing to contest the material allegations of a petition filed against the Member in any proceeding of this nature; or

                             (vi) seeks, consents to, or acquiesces in the
                    appointment of a trustee, receiver, or liquidator of the Member or of all or any substantial part of the properties of the Member.

                    (b) 120 days after the commencement of any proceeding against the Member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without the consent or acquiescence of the Member, of a trustee, receiver or liquidator of the Member or of all or any substantial part of the properties of the Member, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated.

         Section 13.3. Judicial Dissolution. On application by or for a Member, the Delaware Court of Chancery may decree dissolution of the Company whenever it is not reasonably practicable to carry on the Company's business in conformity with this Operating Agreement.

         Section 13.4. Winding Up.

                    (a) The Members or a Person approved by a Supermajority in Interest of the Members, as appropriate, may wind up the affairs of the Company; but the Court of Chancery, upon cause shown, may wind up the affairs of the Company upon application of any Member, or the legal representative or assignee of a Member, and in connection therewith, may appoint a liquidating trustee.

                    (b) Upon dissolution of the Company and until the filing of a certificate of cancellation as provided in Section 13.6, and subject to the requirements of Section 13.5, the



                                     - 32 -



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Persons winding up the affairs of the Company may, in the name of, and for and on behalf of, the Company, prosecute and defend suits, whether civil, criminal or administrative, gradually settle and close the business of the Company, dispose of and convey the property of the Company, discharge the liabilities of the Company, and distribute to the Members any remaining assets of the Company, all without affecting the liability of Members and without imposing liability on a liquidating trustee.

         Section 13.5. Distributions Upon Dissolution and Termination.

                    (a) After all liabilities and obligations of the Company, including all expenses of liquidation, shall have been paid or provided for (whether by such reserve as the Persons winding up the affairs of the Company shall deem appropriate or otherwise), and all items of gain, loss, deduction, and credit shall have been allocated in accordance with Article 6, any proceeds from the liquidation of the Company shall be distributed to those Members with positive Capital Account balances (in proportion to such Capital Account balances) within the period as may be required pursuant to Regulation Section 1.704-1(b)(2)(ii)(b)(2) or any successor provision, subject to the following sentence. Any Designated Investment, and the proceeds thereof, shall be distributed only to the Member holding the Special Interest relating thereto.

                    (b) If upon termination and liquidation of the Company, the Persons winding up the Company determine that (i) an immediate sale of part or all of the assets of the Company would cause undue loss to the Members, and (ii) the assets of the Company would be readily susceptible to division for distribution in kind to the Members, then to that extent the assets of the Company may be distributed to the Members in kind; provided, that any Designated Investment shall be distributed in kind only upon the request of, and to, the Member holding the Special Interest relating thereto. For such purposes, the assets of the Company shall be deemed sold at fair market value at the time of distribution.

         Section 13.6. Cancellation of Certificate. The Certificate shall be canceled (and a certificate of cancellation filed with the Secretary of State of the State of Delaware in accordance with 'SS' 18-203 of the LLC Act) upon the dissolution and the completion of winding up of the Company, or if at any other time there are less than two Members, or if the Company fails to appoint a successor registered agent as provided in 'SS' 18-104(d) of the LLC Act, or if the Company is not the surviving or resulting entity in a merger or consolidation.

                                   ARTICLE 14

                               DISPUTE RESOLUTION

         Section 14.1. Arbitration. In the event that a dispute on any matter arises between the Members, between or among the Company and one or more Members, or, in connection with any



                                     - 33 -



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aspect of this Operating Agreement, the duties or responsibilities of the
Members or their performance hereunder or the interpretation hereof (a "Dispute"), and such Dispute shall not have been resolved pursuant to good faith discussions between the Members, then any Member involved in such Dispute may elect by written notice (the "Arbitration Notice") to the Company or the other Member(s) involved in such Dispute, as applicable, to have the Dispute subjected to arbitration as provided in this Section 14.1 (the "Arbitration"). Notwithstanding any provision of this Operating Agreement to the contrary, nothing in this Section 14.1 or in any other provision of this Operating Agreement shall preclude a Member from (i) commencing and maintaining a proceeding prior to the completion of the Arbitration if necessary to prevent the expiration of any statute of limitations, provided, that the commencing Member shall endeavor to have such proceeding stayed pending the completion of the Arbitration, (ii) pursuing its rights pursuant to Article 13 with respect to the dissolution, winding-up and liquidation of the Company, or (iii) pursuing its rights pursuant to Section 14.2 hereof. The Arbitration shall be held in New York, New York, under the rules of the American Arbitration Association then in effect. The arbitral panel shall consist of three arbitrators appointed in accordance with such rules. The facts and circumstances of the Dispute and all other relevant matters shall be presented to the arbitral panel within 60 days after the effective date of the Arbitration Notice. The arbitrators shall consider the Dispute and issue a written decision setting forth the resolution of the Dispute or the method for determining the resolution of the Dispute decided upon by them. The arbitrators shall be empowered to issue one or more interim decisions prior to the full hearing of the case, requiring a party to the proceeding to do or to abstain from doing such acts as shall be specified in the interim decision. Such interim decision shall be enforceable in the same manner as the final decision, as set forth below. The Arbitration shall be completed within six months after its commencement. The fees and expenses of the arbitrators and the other costs of the Arbitration shall be borne by the Members involved in the manner determined by the arbitrators. The decision of the arbitrators pursuant to this Section 14.1 shall be final and binding upon the Members involved and the Company and judgment thereon may be entered into any court having jurisdiction.

         Section 14.2. Buy/Sell Arrangement.

                    (a) At any time that PHL and PXRE are the sole Members, any Member (the "Exercising Member") shall have the right, exercisable by written notice to the other Member (the "Buy/Sell Offer") to offer to sell its Interest at a cash purchase price specified in the Buy/Sell Offer. The other Member (the "Electing Member") shall elect, by written notice (the "Notice of Election") within thirty (30) days of receipt of the Buy/Sell Offer, either: (x) to purchase the Exercising Member's Interest at the purchase price specified in the Buy/Sell Offer or (y) to sell its Interest to the Exercising Member at a cash purchase price which bears the same proportional relationship to its Interest as the purchase price set forth in the Buy/Sell Offer bears to the Exercising Member's Interest.



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                    (b) If the Electing Member elects to proceed pursuant to
clause (x) of subsection (a), the Members shall, within 30 days after receipt of the Notice of Election, execute such documents and instruments reasonably required to cause the purchase and sale of the Exercising Member's Interest at the purchase price specified in the Buy/Sell Offer. The closing of such sale shall take place as soon as practicable, but in any event within thirty (30) days thereafter. At the closing, the Exercising Member shall transfer its Interest free and clear of any and all encumbrances.

                    (c) If the Electing Member elects to proceed pursuant to clause (y) of subsection (a), the Members shall, within 30 days after receipt of the Notice of Election, execute such documents and instruments reasonably required to cause the purchase and sale of the Electing Member's Interest at a purchase price which bears the same proportional relationship to its Interest as the purchase price set forth in the Buy/Sell Offer bears to the Exercising Member's Interest. The closing of such sale shall take place as soon as practicable, but in any event within thirty (30) days thereafter. At the closing, the Electing Member shall transfer its Interest free and clear of any and all encumbrances.

                    (d) In the event of a sale pursuant to this Section 14.2, any Designated Investment(s) relating to Special Interest(s) held by the Member not purchasing the other Member's Interest shall be distributed in kind to such Member prior to the closing under this Section 14.2.

                                   ARTICLE 15

                                 CONFIDENTIALITY

         Section 15.1. Confidentiality. The Company and each Member, each for itself and for its principals, partners, officers, directors, Affiliates, agents, employees and servants, agree that, without prior consent, it shall not disclose to any third party or otherwise make public, any confidential information about the nature of their relationship or the customers, products, plans, operations, projections, results, suppliers, investments, business activities or other business affairs of the Company or of any other Member (the "Confidential Material"). The term "Confidential Material" does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by the party seeking to disclose such Confidential Material or by any of such party's principals, partners, directors, officers, agents, employees or servants, (ii) is developed independently by the party seeking disclosure without reference to any Confidential Material or (iii) becomes available to the party seeking to disclose such Confidential Material on a non-confidential basis from another source, provided that the party seeking to disclose such Confidential Material has no reason to know that such source is bound by an obligation of secrecy to the party whose Confidential Material is to be disclosed. Notwithstanding the foregoing, nothing in this Operating Agreement shall prevent the disclosure



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of Confidential Material if such disclosure must be made in response to the formal request of a governmental authority or is otherwise required under any applicable law; provided, however, that to the extent possible, the party required to make any such disclosure of Confidential Information shall inform the Company and the Members of such request or requirement in order that the Company or any affected Member, as the case may be, may contest such disclosure of Confidential Material and each party agrees to cooperate to obtain any type of protective order or any other remedy or recourse which may be sought in this regard (any such contest to be at the expense of the affected party).

                                   ARTICLE 16

                                  MISCELLANEOUS

         Section 16.1. Further Assurances. Each party to this Operating Agreement agrees promptly to execute, acknowledge, deliver, file or record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by law, or that, in the opinion of the Members, may be necessary or advisable to carry out the intents and purposes of this Operating Agreement.

         Section 16.2. Amendments. Except as otherwise provided in this Operating Agreement, the terms and provisions of this Operating Agreement may be waived, modified or amended only by written consent of a Supermajority in Interest of the Members. Except as otherwise provided in this Operating Agreement, no amendment, modification or waiver, however, shall: (i) enlarge the obligations of any Member (including, without limitation any enlargement of the Capital Contributions required of any Member) under this Operating Agreement without the written consent of such Member; (ii) change the rights or interest of any Member in Net Profits and Net Losses or Distributions of the Company or its rights upon liquidation thereof without the written consent of such Member (except such changes as may result from the admission of additional Members in accordance with the terms hereof); (iii) alter or waive the terms of this
Section 16.2 without the consent of each Member; or (iv) change the provisions relating to the termination of the Company without the consent of a Supermajority in Interest of the Members.

         Section 16.3. Representations and Warranties of the Members.

                    (a) By execution and delivery of this Operating Agreement, each of the Members represents and warrants that (i) such Member's Interest is intended to be and is being acquired solely for such Member's own account for investment and with no present intention of distributing or reselling all or any part thereof; and (ii) such Member is able and is prepared to bear the economic risk of making the Capital Contributions contemplated hereby with respect to



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such Member's Interest and to suffer any loss up to the amount of such Member's
Capital Contribution.

                    (b) Each Member recognizes that (i) the Interests have not been registered under the Securities Act, in reliance upon an exemption from such registration, and agrees that it will not sell, offer for sale, pledge, hypothecate or otherwise Transfer its Interest in the absence of an effective registration statement covering such Interest under the Securities Act, unless such sale, offer of sale, pledge, hypothecation or other Transfer is exempt from registration for any proposed sale, (ii) the Company has no obligation and does not expect ever to prepare any such registration statement and (iii) the restrictions on Transfer may severely affect the liquidity of its investment.

         Section 16.4. Jurisdiction; Service of Process. Each Member hereby:

                    (a) Irrevocably submits to the jurisdiction of the state courts of the State of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Operating Agreement or the subject matter hereof or in any way connected to the dealings of any Member or the Company in connection with any of the above;

                    (b) Waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding brought in any of the above-named courts, any claim that such Member is not subject personally to the jurisdiction of such court, that such Member's property is exempt or immune from attachment or execution, that such proceeding is brought in an inconvenient forum, that the venue of such proceeding is improper, or that this Operating Agreement or the subject matter hereof may not be enforced in or by such court; and

                    (c) Agrees that service of process in connection with any such proceeding may be effected by mailing same in the manner provided in
Section 16.6 hereof.

         Section 16.5. Waiver Of Jury Trial; Remedies.

                    (a) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH MEMBER WAIVES AND COVENANTS THAT SUCH MEMBER WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT, OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF THIS OPERATING AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH THE DEALINGS OF ANY OTHER MEMBER OR THE COMPANY IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. The Company or any



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Member may file an original counterpart or a copy of this paragraph with any court as written evidence of the consent of the Members to the waiver of their rights to trial by jury.

                    (b) The parties hereto acknowledge and agree that, in the event of an actual or prospective breach or default by any party hereto, the other parties may not have an adequate remedy at law. Accordingly, in the event of any such actual or prospective breach or default by any party, the other parties shall be entitled to such equitable relief, including remedies in the nature of injunction and specific performance, as may be available to restrain any Person from causing or participating in any such actual or prospective breach or default. All remedies hereunder are cumulative and not exclusive, and nothing herein shall be deemed to prohibit or limit any party from pursuing any other remedy or relief available at law or in equity for such actual or prospective breach or default, including the recovery of damages.

         Section 16.6. Notices.

                    (a) Any notice or demand required or permitted to be given or made to or upon any party hereto pursuant to any of the provisions of this Operating Agreement shall be deemed to have been duly given or made for all purposes if (i) it is in writing and delivered by hand or express courier service against receipt, or sent by certified or registered mail, postage prepaid, return receipt requested, or (ii) it is sent by facsimile, telegram, telex or other electronic means and followed by a copy delivered or sent in the manner provided in clause (i) above, to such party at the address as set forth below, or such other address as any party hereto at any time, or from time to time, may direct by notice given to the other parties in accordance with this
Section 16.6. The date of giving or making of any such notice or demand shall be the earlier of the date of actual receipt, or five Business Days after such notice or demand is sent or, if sent in accordance with clause (ii), the Business Day next following the day such notice or demand is actually transmitted. All notices shall be given as follows:

                    (i) to the Company at the principal place of business of the Company;

                    (ii) to any of the Members at their respective addresses set forth on Exhibit A hereto; and

                    (iii) to any Person who hereafter becomes a Member, at such address as may be designated by him by written notice to the Company.

                    (b) Notwithstanding the provisions of Section 16.6(a), routine communications such as Distribution checks or financial statements of the Company may be sent by first-class mail, postage prepaid; provided, however, that to the extent any Member timely instructs the Company in writing to make cash Distributions by wire transfer, cash Distributions shall be made by wire transfer as so instructed. In computing any period of time under this Operating Agreement, the day of the act, event or default from which the designated period of

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time begins to run shall not be included. The last day of the period so computed shall be included, unless it is not a Business Day in which event the period shall run until the end of the next day which is a Business Day.

         Section 16.7. Counterparts. This Operating Agreement may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

         Section 16.8. Governing Law. This Operating Agreement in all respects shall be governed by, interpreted and construed in accordance with, and all rights and remedies hereunder shall be governed by, the laws of the State of Delaware, without regard to its conflicts of law principles.

         Section 16.9. Successors and Assigns. This Operating Agreement shall be binding upon the parties hereto and their respective successors, executors, administrators, legal representatives, heirs and permitted assigns and shall inure to the benefit of the parties hereto and, except as otherwise provided herein, their respective successors, executors, administrators, legal representatives, heirs and permitted assigns.

         Section 16.10. Construction; etc. The parties hereto intend that each provision hereof constitute a separate agreement between them. Accordingly, the provisions hereof are severable and in the event that any provision of this Operating Agreement shall be deemed invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions hereof shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect, and any invalid or unenforceable provision shall be deemed, without further action on the part of the parties hereto, amended and limited to the extent necessary to render the same valid and enforceable. In the event any ambiguity or question of intent or interpretation arises under this Operating Agreement, this Operating Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Operating Agreement. All headings and captions contained in this Operating Agreement are for convenience only and shall not be deemed a part of this Operating Agreement. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the Person may require.

         Section 16.11. Entire Agreement. This Operating Agreement constitutes the entire agreement of the Members with respect to the transactions contemplated hereby and supersedes all prior oral or written agreements and understandings.

         Section 16.12. No Right to Partition. Except as otherwise expressly provided in this Operating Agreement, the Members, on behalf of themselves and their shareholders, partners, interest holders, successors and assigns, if any, hereby specifically renounce, waive and forfeit all

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rights that any of them may have to maintain any action for partition of any property of the Company.

                    IN WITNESS WHEREOF, the parties have executed, or caused this Operating Agreement to be executed as of the date first set forth above.

                                 CAT BOND INVESTORS, L.L.C.

                                 By: /s/ Steven Goldstein
                                     -------------------------------------------
                                     Name:  Steven Goldstein
                                     Title: Manager


                                 MEMBERS:

                                 PHOENIX HOME LIFE MUTUAL
                                    INSURANCE COMPANY

                                 By: /s/ Anthony Zeppetella
                                     -------------------------------------------
                                     Name:  Anthony Zeppetella
                                     Title: Senior Vice President


                                 PXRE CORPORATION

                                 By: /s/ Sanford M. Kimmel
                                     -------------------------------------------
                                     Name:  Sanford M. Kimmel
                                     Title: Senior Vice President, Treasurer and
                                            Chief Financial Officer

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


                                                                 Exhibit A to
                                                             Operating Agreement

MEMBERS:

Name, Address and
Taxpayer Identification                            Total                    Initial Capital               Percentage
Numbers of Members                              Commitment                    Contribution                 Interest
--------------------------------------    -----------------------    ------------------------------    ----------------
Phoenix Home Life Mutual                  $10 million                $25,000                                 50%
Insurance Company
One American Row                                                     $1.5 million principal
P.O. Box 5056                                                        amount USAA bond
Hartford, CT  06102
Attn: Anthony J. Zeppetella
Facsimile: (860) 403-5518
TIN:  06-0493340

PXRE Corporation                          $10 million                $25,000                                 50%
399 Thornall Street
Edison, NJ  08837                                                    $1.5 million principal
Attn: Gerald L. Radke                                                amount USAA bond
Facsimile: (908) 906-9157
TIN: 06-1183996